EXHIBIT 4.1

                            STOCK OPTION AGREEMENT

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE OPTIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION OF THE UNITED STATES. NO REGULATORY BODY HAS ENDORSED THESE SECURITIES. THIS OPTION CERTIFICATE, THE OPTIONS IT EVIDENCES, AND THE UNDERLYING COMMON STOCK ISSUED ON EXERCISE OF THE OPTIONS, MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 AND APPLICABLE STATE BLUE SKY LAWS ACT OR IN VIOLATION OF SUCH SECURITIES LAWS.


                 OPTION TO PURCHASE SHARES OF COMMON STOCK OF

                      COMPUTERIZED THERMAL IMAGING, INC.

NO. O-CTI-063000-01                                          100,000 Options

     This Option Certificate certifies that Maurice J. Bales (the "Holder") is the owner of 100,000 Options (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from COMPUTERIZED THERMAL IMAGING, INC., a Nevada corporation (the "Company"), one share of the common stock, par value $0.001 per share, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the purchase price of $9.0625 per share (the "Exercise Price).

          THESE OPTIONS ARE NOT GRANTED IN RESPECT TO ANY QUALIFIED STOCK PLAN OF THE COMPANY. ACCORDINGLY, SUCH OPTIONS ARE NONQUALIFIED OPTIONS FOR UNITED STATES TAX PURPOSES. THE HOLDER HEREOF SHOULD CONTACT A TAX ADVISOR REGARDING THE TAX TREATMENT OF THESE OPTIONS.

     The Options represented by this Option Certificate are subject to the following provisions, terms and conditions:

1.     Vesting of Options.

     The Holder shall be entitled to exercise the Options at any time during the Exercise Period, as defined in Section 2 below.

2.     Exercise of Options.

     The Options may be exercised by the Holder in whole, or in part, (but not as to a fractional share of Common Stock), by surrender of this Option Certificate at the office of the Company located at 476 Heritage Park Blvd., Suite 210, Layton, Utah 84041 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company) with the appropriate form attached hereto duly completed, at any time within the period beginning on the date hereof and expiring at 5:00 p.m. Salt Lake City, Utah time, on April 17, 2003 (the "Exercise Period") and by payment to the Company by certified check or bank draft of the Exercise Price for such shares. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Option Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 4(f), shall be delivered to the Holder promptly, and, unless the Options have expired, a new Option Certificate representing the number of Options represented by the surrendered Option Certificate, if any, that shall not have been exercised also shall be delivered to the Holder within such time.

3.     Shares Fully Paid; Reservation of Shares.

     All shares of Common Stock that may be issued upon the exercise of the rights represented by this Option shall, upon issuance, be fully paid and nonassessable, and free from all taxes (other than taxes based on the income of the holder of this Option), with respect to the issue thereof. During the period within which the rights represented by this Option may be exercised, the Company shall at all times have authorized and reserved for issuance upon exercise of the purchase right evidenced by this Option, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Option. The Company agrees that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of common Stock issuable upon exercise of this Option.

4.     Adjustments.

     The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Option shall be subject to adjustment from time to time as follows:

     (a) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (i) pay a dividend with respect to its Common Stock in shares of capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), other than elimination of par value, a change in par value, or a change from par value to no par value (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Common Stock purchasable upon exercise of each Option immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Option Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Option been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 4(a) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

     (b) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Option is adjusted pursuant to Section 4(a), the Exercise Price for each share of Common Stock payable upon exercise of each Option shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Option immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     (c) De Minimis Adjustments. No adjustment in the Exercise Price and number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least $0.15 in the Exercise Price; provided, however, that any adjustments which by reason of this Section 4(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

     (d) Adjustment Limitations. Except as provided in this section 4, no adjustment on account of dividends or interest on Common Stock or other securities purchasable hereunder will be made upon the exercise hereof.

     (e) Statement on Option Certificates. The form of this Option Certificate need not be changed because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of a Option. However, the Company may at any time in its sole discretion make any change in the form of the Option Certificate that it may deem appropriate and that does not affect the substance thereof and any Option Certificate thereafter issued, whether in exchange or substitution for any outstanding Option Certificate or otherwise, may be in the form so changed.

     (f) Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Options. The number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Options so presented. If any fraction of a share of Common Stock would, except for the provisions of this
Section 4(f), be issuable on the exercise of the Options (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

5.     No Rights of Stockholder.

     The Option Holder shall not be entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of shares of Common Stock for any purpose, nor shall anything contained herein or in any Option Certificate be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance, or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for herein) or receive dividends or subscription rights, until the Option Certificate shall have been surrendered for exercise accompanied by full and proper payment of the Exercise Price as provided herein and shares of Common Stock hereunder shall have become issuable and until the Holder shall have been deemed to have become a holder of record of such shares. The Holder shall not, upon the exercise of Options, be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such shares of Common Stock became issuable upon the exercise of such Options.

6.      Registration Rights.

     (a) Piggyback Registration. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration relating solely to employee benefit plans, the Company will include in such registration, and in any underwriting involved therein, all the shares of Common Stock issuable upon exercise of this Option.

     (b) Period of Effectiveness. The Company shall use its best effort to maintain the effectiveness of any registration statement pursuant to this section 6 for a period in excess of the shorter of (i) the period during which the Option holder shall hold any shares of Common Stock or (ii) three years after the effective date of Holder's employment with the Company.

     (c) Expenses. All fees, disbursements and expenses incurred by the Company in connection with any registration pursuant to this section 6 shall be borne by the Company, excluding legal fees and disbursements of counsel for the Option holder.

7.     Closing of Books.

     The Company will at no time close its transfer books against the transfer of any Option or of any shares of Common Stock or other securities issuable upon the exercise of any Option in any manner which interferes with the timely exercise of the Options.

8.     Options Exchangeable; Loss, Theft.

     This Option Certificate is exchangeable, upon the surrender hereof by any Holder at the office or agency of the Company referred to in Section 2, for new Option Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Option to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designated by said Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, or upon surrender or cancellation of this Option Certificate, the Company will issue to the Holder hereof a new Option Certificate of like tenor, in lieu of this Option Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

9.     Mergers, Consolidations.

     If the Company shall merge or consolidate with another corporation, the Holder of this Option shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock, as adjusted from time to time, for which this Option might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the Holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

10.     Expenses.

     The Holder shall bear the cost of all underwriting discounts, selling commissions and stock transfer taxes applicable to the Option and the Common Stock underlying the Options.

11.     Representations.

     The Company represents and options to the holder of this Option as follows:

     (a) This Option has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and the rules of law or principles of equity governing specific performance, injunctive relief, and other equitable remedies; and

     (b) The Shares have been duly authorized and reserved by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

12.     Compliance with Securities Laws.

     The holder of this Option, by acceptance hereof, agrees that this Option and the Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Option or any Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the 1933 Act or any applicable state Blue Sky law. This Option and all Common Stock issued upon exercise of this Option (unless registered under the 1933 Act) shall bear a legend in substantially the following form:

       "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN
       THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

13.     Disposition of Option and Common Stock.

     With respect to any offer, sale or other disposition of this Option or any shares of Common Stock acquired pursuant to the exercise of this Option prior to registration of such shares, the holder hereof and each subsequent holder of this Option agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification of this Option or such Common Stock under the 1933 Act or any applicable state Blue Sky law then in effect, and indicating whether or not under any of said laws certificates for this Option or such Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance therewith. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such holder that such holder can sell or otherwise dispose of this Option or such Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this section 12 that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made.

14.     Miscellaneous.

     (a) Binding on Successors. This Option shall be binding upon any successors or assigns of the Company. This Option shall constitute a contract under the laws of the State of Utah and for all purposes shall be construed in accordance with and governed by the laws of the State of Utah.

     (b) Headings. The headings in this Option are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof.

     (c) Amendments. This Option and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the registered holder hereof.

                              Dated as of April 17, 2000

                              COMPUTERIZED THERMAL IMAGING, INC.


                              By:     /s/ Kevin L. Packard
                                      ---------------------------
                              Name:   Kevin L. Packard
                                      Chief Financial Officer

                        [FORM OF ELECTION TO PURCHASE]

                   (To be executed upon exercise of Option)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate, to purchase ____________ shares of Common Stock and herewith tenders in payment for such shares a certified check or bank draft payable to the order of COMPUTERIZED THERMAL IMAGING, INC. in the amount of $__________________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _____________________________________________ whose address is
_______________________________________________ and that such certificate (or any payment in lieu thereof) be delivered to__________________________________ whose address is __________________________________________________.



Dated: _________________________     _________________________________________
                                     (Signature must conform in all respects
                                     to name of holder as specified on the
                                     face of the Option.)